As filed with the Securities and Exchange Commission on March 21, 2016

Registration No. 333-185962

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 4

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED STATES SHORT OIL FUND, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	26-2939256
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

United States Commodity Funds LLC 1999 Harrison Street, Suite 1530 Oakland, California 94612 510.522.9600	Carolyn M. Yu 1999 Harrison Street, Suite 1530 Oakland, California 94612 510.522.9600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

James M. Cain, Esq.

Sutherland Asbill & Brennan LLP

700 Sixth Street, N.W., Suite 700

Washington, DC 20001-3980

202.383.0100

Pursuant to Item 512(a)(3) of Regulation S-K, all registered but unsold Units of United States Short Oil Fund, LP registered under SEC File No. 333-185962 are hereby deregistered under the Securities Act of 1933 effective as of the date hereof.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on March 21, 2016.

UNITED STATES SHORT OIL FUND, LP

BY:	United States Commodity Funds LLC, as General Partner

By:	/s/ John P. Love
Name:	John P. Love
Title:	Chief Executive Officer United States Commodity Funds LLC

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ John P. Love John P. Love	President and Chief Executive Officer (Principal Executive Officer)	March 21, 2016

/s/ Stuart P. Crumbaugh Stuart P. Crumbaugh	Chief Financial Officer (Principal Financial and Accounting Officer)	March 21, 2016

/s/ Nicholas D. Gerber Nicholas D. Gerber	Management Director	March 21, 2016

/s/ Melinda Gerber Melinda Gerber	Management Director	March 21, 2016

/s/ Andrew F. Ngim Andrew F. Ngim	Management Director	March 21, 2016

/s/ Robert L. Nguyen Robert L. Nguyen	Management Director	March 21, 2016

/s/ Peter M. Robinson Peter M. Robinson	Independent Director	March 21, 2016

/s/ Gordon L. Ellis Gordon L. Ellis	Independent Director	March 21, 2016

/s/ Malcolm R. Fobes III Malcolm R. Fobes III	Independent Director	March 21, 2016

3